AMENDED AND RESTATED

                    AGREEMENT OF LIMITED PARTNERSHIP

                                   OF

                        MERRY LAND DOWNREIT I LP


                        Dated as of April 1, 1998

ARTICLE 1...............................................................1
     ORGANIZATIONAL MATTERS.............................................1
          SECTION 1.1. NAME.............................................1
          SECTION 1.2. REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE....1
          SECTION 1.3. TERM.............................................1
          SECTION 1.4. PURPOSE AND BUSINESS.............................1

ARTICLE 2...............................................................2
     CAPITAL CONTRIBUTIONS..............................................2
          SECTION 2.1. CAPITAL CONTRIBUTIONS OF THE PARTNERS............2
          SECTION 2.2. ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS....2
          SECTION 2.3. CERTAIN ADDITIONAL CAPITAL CONTRIBUTIONS.........3

ARTICLE 3...............................................................3
     DISTRIBUTIONS......................................................3
          SECTION 3.1. DISTRIBUTIONS....................................3
          SECTION 3.2. AMOUNTS WITHHELD.................................3
          SECTION 3.3. DISTRIBUTIONS UPON LIQUIDATION...................3

ARTICLE 4...............................................................4
     ALLOCATIONS........................................................4
          SECTION 4.1. ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.........4

ARTICLE 5...............................................................5
     MANAGEMENT AND OPERATIONS OF BUSINESS..............................5
          SECTION 5.1. MANAGEMENT.......................................5
          SECTION 5.2. POWER OF ATTORNEY................................7
          SECTION 5.3. RESTRICTIONS ON GENERAL PARTNER AUTHORITY........8
          SECTION 5.4. OUTSIDE ACTIVITIES OF THE GENERAL PARTNER AND
                       MERRY LAND.......................................8
          SECTION 5.5. CONTRACTS WITH AFFILIATES........................8
          SECTION 5.6. INDEMNIFICATION..................................8
          SECTION 5.7. LIABILITY OF THE GENERAL PARTNER................10
          SECTION 5.8. RELIANCE BY THIRD PARTIES.......................10

ARTICLE 6..............................................................11
     RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS........................11
          SECTION 6.1. LIMITATION OF LIABILITY.........................11
          SECTION 6.2. MANAGEMENT OF BUSINESS..........................11
          SECTION 6.3. OUTSIDE ACTIVITIES OF LIMITED PARTNERS..........11
          SECTION 6.4. RETURN OF CAPITAL...............................11
          SECTION 6.5. CERTAIN INFORMATION.............................11
          SECTION 6.6. REDEMPTION RIGHT................................11

ARTICLE 7..............................................................13
     BOOKS, RECORDS, ACCOUNTING AND REPORTS............................13
          SECTION 7.1 RECORDS AND ACCOUNTING...........................13

ARTICLE 8..............................................................13
     TAX MATTERS.......................................................13
          SECTION 8.1. TAX RETURNS.....................................13
          SECTION 8.2. TAX MATTERS PARTNER.............................13
          Section 8.3. WITHHOLDING.....................................14

ARTICLE 9..............................................................14
     TRANSFERS AND WITHDRAWALS.........................................14
          SECTION 9.1. TRANSFER........................................14
          SECTION 9.2. TRANSFER OF GENERAL PARTNER'S PARTNERSHIP
                       INTEREST........................................14
          SECTION 9.3. LIMITED PARTNER'S RIGHTS TO TRANSFER............14
          SECTION 9.4. SUBSTITUTED LIMITED PARTNERS....................15
          SECTION 9.5. INTENTIONALLY OMITTED...........................15
          SECTION 9.6. GENERAL PROVISIONS..............................15

ARTICLE 10.............................................................16
     ADMISSION OF PARTNERS.............................................16
          SECTION 10.1. ADMISSION OF SUCCESSOR GENERAL PARTNER.........16
          SECTION 10.2. ADMISSION OF ADDITIONAL LIMITED PARTNERS.......16

ARTICLE 11.............................................................16
     DISSOLUTION, LIQUIDATION AND TERMINATION..........................16
          SECTION 11.1. DISSOLUTION....................................16
          SECTION 11.2. WINDING UP.....................................17
          SECTION 11.3. COMPLIANCE WITH TIMING REQUIREMENTS OF
                        REGULATIONS....................................18
          SECTION 11.4. NOTICE OF DISSOLUTION..........................19

ARTICLE 12.............................................................19
     AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS......................19
          SECTION 12.1. AMENDMENTS.....................................19
          SECTION 12.2. MEETINGS OF THE PARTNERS.......................20

ARTICLE 13.............................................................20
     GENERAL PROVISIONS................................................20
          SECTION 13.1. ADDRESSES AND NOTICE...........................20
          SECTION 13.2. FURTHER ACTION.................................21
          SECTION 13.3. BINDING EFFECT.................................21
          SECTION 13.4. WAIVER.........................................21
          SECTION 13.5. COUNTERPARTS...................................21
          SECTION 13.6. APPLICABLE LAW.................................21
          SECTION 13.7. INVALIDITY OF PROVISIONS.......................21
          SECTION 13.8. ENTIRE AGREEMENT...............................21
          SECTION 13.9. GUARANTY BY MERRY LAND.........................21
     GLOSSARY..........................................................23

                           AMENDED AND RESTATED
                     AGREEMENT OF LIMITED PARTNERSHIP
                                    OF
                         MERRY LAND DOWNREIT I LP


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MERRY LAND DOWNREIT I LP(the "Agreement"), dated as of April 1, 1998, is entered into by and among MERRY LAND APARTMENT COMMUNITIES, INC., a Maryland corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto (the "Limited Partners").

     WHEREAS, the Partners are making certain contributions to the capital of the Partnership and desire to conduct business as described herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                 ARTICLE 1
                          ORGANIZATIONAL MATTERS

     SECTION 1.1. NAME.  The name of the Partnership is MERRY LAND DOWNREIT
I LP.

     SECTION 1.2. REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE. The address of the principal office and the registered office of the
Partnership in the State of Georgia and the name and address of the registered agent for service of process on the Partnership in the State of Georgia is W. Hale Barrett, 624 Ellis Street, Augusta, Georgia 30901, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

     SECTION 1.3. TERM. The term of the Partnership commenced on January 15, 1998, and shall continue until December 31, 2040, unless the Partnership is dissolved sooner pursuant to the provisions of Article 11 or as otherwise provided by law. The original Agreement of Limited Partnership executed in connection with the commencement of the term of the Partnership is superceded by this Agreement.

     SECTION 1.4. PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land") at all times to be classified as a real estate investment trust ("REIT") for federal income tax purposes, unless Merry Land ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership. An integral part of the business of the Partnership also includes the conduct of such business in such a manner that the Partnership shall be able to make distributions of Preferred Returns to the Limited Partners entitled thereto and be able to satisfy the obligations of the Partnership to any Redeeming Partner who has exercised the Redemption Right. In connection with the foregoing, and without limiting Merry Land's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge Merry Land's current status as a REIT inures to the benefit of all of the Partners including Partners that may be admitted in the future (even though Merry Land is not currently a partner). Merry Land owns all of the issued and outstanding stock of Merry Land Apartment Communities, Inc. and ML Apartments Limited. The Partnership shall not take, and shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of Merry Land to continue to qualify as a REIT, (ii) could subject Merry Land to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over Merry Land or the General Partner or either of their securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                 ARTICLE 2
                           CAPITAL CONTRIBUTIONS

     SECTION 2.1. CAPITAL CONTRIBUTIONS OF THE PARTNERS. At the time of their respective executions of this Agreement, the Partners shall make Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units in the amounts set forth for such Partner in EXHIBIT A. The General Partner shall adjust the Percentage Interest in EXHIBIT A to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner's Percentage Interest. The number of Partnership Units held by the General Partner (equal to one percent (1%) of all outstanding Partnership Units from time to time) shall be deemed to be the General Partner Interest. Upon the issuance of additional Limited Partnership Interests in accordance with Section 2.2, the General Partner shall make additional Capital Contributions or acquire other Limited Partnership interests and convert them to additional General Partner Interests in order to maintain a Capital Account balance equal to the lesser of one percent (1%) of the total positive Capital Account balances of the Partnership or $500,000. Except as stated in the preceding sentence, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

     SECTION 2.2. ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. The General Partner is hereby authorized to cause the Partnership to issue to the Partners or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion. The General Partner may include such designations and rights in EXHIBIT A (or an addendum thereto).

     SECTION 2.3. CERTAIN ADDITIONAL CAPITAL CONTRIBUTIONS . If the General Partner anticipates that, based upon projections of available cash or otherwise, the Partnership shall have insufficient funds to timely make a full distribution to Limited Partners of any Preferred Return due them or otherwise satisfy any obligation of the Partnership associated with the exercise by a Redeeming Partner of any Redemption Right, then the General Partner shall (i) defer capital expenditures (or finance, or make Capital Contributions necessary to pay for, same) of the Partnership, (ii) defer payment of amounts owed by the Partnership under loans, contracts or any other agreement or arrangement with any Affiliate of the General Partner or Merry Land, (iii) finance or make Capital Contributions necessary to satisfy the obligations of the Partnership with respect to any of its investments, or (iv) take, or refrain from taking, such other actions as may be commercially reasonable in order to satisfy the Preferred Return distribution and Redemption Right obligations of the Partnership. If Merry Land issues securities and contributes some or all of the proceeds raised in connection with such issuance to the Partnership, then Merry Land may charge the Partnership for its pro rata share of any underwriter's discount or other expenses paid or incurred in connection with such issuance.

                                 ARTICLE 3
                               DISTRIBUTIONS

     SECTION 3.1. DISTRIBUTIONS. The General Partner shall cause the Partnership to make distributions to the Partners who are Partners on a Partnership Record Date in accordance with their respective Percentage Interests on such Partnership Record Date; PROVIDED THAT in no event may a Partner receive a distribution with respect to a Partnership Unit if such Partner is entitled to receive a distribution with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. However, if and to the extent the General Partner admits an additional Limited Partner entitled to a Preferred Return, any distributions shall be made first to such Limited Partners in accordance with their relative rights and preferences; and any further distributions shall be made solely to the Partners other than Limited Partners entitled to a Preferred Return in accordance with their relative Percentage Interests.

     SECTION 3.2. AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any federal, state, local or foreign tax law with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section
3.1 for all purposes under this Agreement.

     SECTION 3.3. DISTRIBUTIONS UPON LIQUIDATION. Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 11.2.

                             ARTICLE 4
                            ALLOCATIONS

     SECTION 4.1. ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with EXHIBIT B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided below.

     A.   After  giving  effect  to  the  special  allocations set forth in
Section 1 of EXHIBIT C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 4.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 4.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests. However, if and to the extent the General Partner admits additional Limited Partners entitled to a Preferred Return, then Net Income shall be allocated second, to such Limited Partners up to their Preferred Return in accordance with their relative rights and preferences, and any further income shall be allocated solely to the Partners other than Limited Partners entitled to a Preferred Return in accordance with their relative Percentage Interests.

     B.   After  giving  effect to the special  allocations  set  forth  in
Section 1 of EXHIBIT C attached hereto, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests; PROVIDED THAT Net Losses shall not be allocated to any Limited Partner pursuant to this Section 4.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 4.1.B shall be allocated to the General Partner.

     C. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests or as permitted in Revenue Ruling 95-41.

     D. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to EXHIBIT C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                             ARTICLE 5
               MANAGEMENT AND OPERATIONS OF BUSINESS

     SECTION 5.1. MANAGEMENT

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section
5.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers and to effectuate the purposes set forth in Section 1.4 hereof, including, without limitation:

          (1) to acquire, contract to acquire or enter into an option to acquire, sell, exchange, or convey title to, and to contract to sell or grant an option for the sale of all or any portion of the real or personal property of the Partnership, including, without limitation, the Partnership's interest in its real property, and to execute, acknowledge and deliver such documents and instruments, including promissory notes and deeds to secure debt, as may be necessary or desirable in conjunction with such transactions; to borrow money and as security therefor to pledge all or any part of the Partnership's assets; to obtain replacements of any such indebtedness, and to prepay, in whole or in part, refinance, recast, increase, modify, consolidate, correlate, or extend any indebtedness affecting the property of the Partnership; all of the foregoing at such price or amount, for cash, securities, or other property and upon such terms as it deems proper; to employ from time to time persons, firms, or corporations for the purpose of operating, managing, selling or otherwise dealing in or with the business and property of the Partnership, on such terms and for such compensation as it shall determine; to execute any guaranty or accommodation endorsement reasonably incident to the conduct of the business of the Partnership; and to execute, acknowledge, and deliver any and all instruments, documents or agreements, including powers of attorney, to effectuate the foregoing. By way of extension of the foregoing and not in limitation thereof, the General Partner shall possess all the powers and rights of a Partner in a Partnership without Limited Partners under the partnership law of the State of Georgia;

          (2) the making of any expenditures or the lending or borrowing of money to permit the Partnership to make distributions to its Partners in such amounts as will permit Merry Land (so long as Merry Land qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Partners such that Merry Land can distribute to its shareholders amounts sufficient to permit Merry Land to maintain REIT status;

          (3) the merger or other combination of the Partnership with or into another entity (subject to any prior approval only to the extent required by Section 5.3 hereof);

          (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of Merry Land, the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or Merry
               Land) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries; and

          (5) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt.

     B. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it; PROVIDED THAT, if the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner may (but need not) consider efforts to structure such refinancing in a manner that minimizes any adverse tax consequences therefrom to the Limited Partners, and PROVIDED FURTHER THAT, in deciding whether or not to dispose of any property that represents more than one percent of the Partnership's total assets, the General Partner may (but need not) consider the income tax consequences of such disposition for both the General Partner and the Limited Partners. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     C. The General Partner shall not incur any liability to the Partnership or any other Partner for any mistakes or errors in judgment or for any act or omission believed by the General Partner in good faith to be within the scope of authority conferred upon it by this Agreement; PROVIDED, HOWEVER, that the General Partner shall be liable for any losses, costs or damages resulting from conduct with respect to the Partnership amounting to fraud, dishonesty, willful neglect of duty or gross negligence.

     D. The Partnership shall, to the extent permitted by law, indemnify and save harmless the General Partner against and from any personal loss, liability or damage incurred by it, as the result of any act or omission with respect to which it is protected from liability under Section 5.6.

     E. The General Partner shall be reimbursed by the Partnership for all costs and expenses reasonably incurred on behalf of the Partnership, including without limitation, legal and accounting fees incurred in connection with the formation or operation of the Partnership.

     F. The General Partner shall use commercially reasonable efforts to cause the Partnership to operate in a manner (including, without limitation, incurring indebtedness, establishing and maintaining cash reserves, deferring payments to Affiliates of Merry Land or the General Partner pursuant to any contractual or other obligation of the Partnership to such Persons, and deferring, or financing recurring and non-recurring capital expenditures) that enables the Partnership to make all distributions to Limited Partners of Preferred Returns and otherwise satisfy any obligation of the Partnership with respect to any Redemption Right of any Redeeming Partner.

     SECTION 5.2. POWER OF ATTORNEY.

     A. Each of the Limited Partners do hereby irrevocably constitute and appoint the General Partner as such Partner's true and lawful attorney, in such Partner's name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file:

          (a) a Certificate of Limited Partnership under the applicable laws of the State of Georgia and under the applicable laws of any other jurisdiction in which the General Partner deems such filing to be necessary or desirable;

          (b) any certificate or other instrument which may be required to be filed by the Partnership or by the Partners under the laws of the State of Georgia and/or under the applicable laws of any other jurisdiction to the extent the General Partner deems such filing to be necessary or desirable; PROVIDED, HOWEVER, that any such document is consistent with the terms of this Agreement;

          (c) any and all amendments or modifications to the said Certificate or to any other instrument described above; PROVIDED, HOWEVER, that any such document is consistent with the terms of this Agreement; and

          (d) all certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement.

     B. It is expressly understood, intended and agreed by each of the Limited Partners, for and on behalf of such Partner and such Partner's heirs, successors and assigns, that the grant of the power of attorney to the General Partner is coupled with an interest, is irrevocable and shall survive the death or legal incompetency of such Partner and the transfer of such Partner's interest in the Partnership.

     SECTION 5.3. RESTRICTIONS ON GENERAL PARTNER AUTHORITY.

     A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Partners holding 50% or more of the Percentage Interests of the Partnership (or such other percentage of the Partnership as may be specifically provided for under a provision of this Agreement).

     B. Except as provided in Article 11, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of Partners holding 50% or more of the Percentage Interests of the Partnership.

     SECTION 5.4. OUTSIDE ACTIVITIES OF THE GENERAL PARTNER AND MERRY LAND. The General Partner and Merry Land shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar to or in direct competition with those of the Partnership or business opportunities that could be taken by the Partnership.

     SECTION 5.5. CONTRACTS WITH AFFILIATES. Any Affiliate of the General Partner or Merry Land may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable; PROVIDED, HOWEVER, the Partnership shall not make any payment under any such arrangement if the payment of any amount due thereunder would cause or be likely to cause the Partnership to not be able to (a) timely make a Preferred Return distribution to any Limited Partner entitled thereto or (b) satisfy its obligations with respect to the Redemption Rights of any Redeeming Partner.

     SECTION 5.6. INDEMNIFICATION.

     A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlement, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or Merry Land as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 5.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 5.6.

     B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 5.6.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 5.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E.   Subject to the limitations upon  indemnification provided in this
Section 5.6, an Indemnitee shall not be denied indemnification in whole or in part under this Section 5.6 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     F. The provisions of this Section 5.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 5.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this
Section 5.6 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     G. If the payment of any amount due under this Section 5.6 to the General Partner, Merry Land or any Affiliate of either of them as an Indemnitee would or would be likely to cause the Partnership to not be able to make a Preferred Return distribution to a Limited Partner or to satisfy the obligations of the Partnership to a Redeeming Partner with respect to its Redemption Rights, then payment of the amount otherwise due such Indemnitee under this Section 5.6 shall be deferred until such time as such payment would not adversely affect the Partnership's ability to make the Preferred Return distributions and satisfy its obligations to a Redeeming Partner with respect to its Redemption Rights.

     SECTION 5.7. LIABILITY OF THE GENERAL PARTNER.

     A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, Merry Land, and the shareholders of Merry Land collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that neither the General Partner nor Merry Land shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

     C. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Merry Land to continue to qualify as an REIT or (ii) to avoid Merry Land incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     SECTION 5.8. RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially.

                             ARTICLE 6
            RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     SECTION 6.1. LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

     SECTION 6.2. MANAGEMENT OF BUSINESS. No Limited Partner or Assignee shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

     SECTION 6.3. OUTSIDE ACTIVITIES OF LIMITED PARTNERS. Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership or that could be taken by the Partnership.

     SECTION 6.4. RETURN OF CAPITAL. Except pursuant to the right of redemption set forth in Section 6.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by EXHIBIT C hereof or as permitted by Section 2.2, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     SECTION 6.5. CERTAIN INFORMATION.

     A. The Partnership shall notify each Limited Partner (i) upon request, of the then current Conversion Factor and (ii) within five (5) Business Days of any change to the Conversion Factor.

     B. Notwithstanding any provision of the Act, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     SECTION 6.6. REDEMPTION RIGHT.

     A. Subject to Section 6.6.B, each Limited Partner entitled to a Preferred Return, shall have the right (the "REDEMPTION RIGHT") to require the Partnership to redeem (and the Partnership shall redeem) on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); PROVIDED, HOWEVER, that the Partnership shall not be obligated to satisfy such Redemption Right if Merry Land and/or the General Partner elects to purchase (and completes the purchase of) the Partnership Units subject to the Notice of Redemption pursuant to Section 6.6.B. Upon the issuance of any additional Partnership Units issued under Section 2.2, the General Partner may limit the Redemption Rights with respect to such Partnership Units by written agreement with the purchaser or subscriber of such Units for a defined time period following the issuance of such Partnership Units. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any Partnership distributions for which the Partnership Record Date falls on or after the Specified Redemption Date, however, the Redeeming Partner shall be deemed the owner of REIT Shares and rights on the Specified Redemption Date if the General Partner or Merry Land exercises the option under Section 6.6.B and elects to pay the Redeeming Partner the REIT Shares Amount. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 6.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. Upon the occurrence of a Liquidating Event, at least twenty (20) Business Days before making any liquidating distributions to Partners under Section 11.2.A, the Liquidator shall give to all Limited Partners having a Redemption Right notice that such Limited Partners may deliver to the Liquidator within ten (10) Business Days a Notice of Redemption designating a Specified Redemption Date of no later than twenty Business Days after the notice from the Liquidator.

     B. Notwithstanding the provisions of Section 6.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner and Merry Land, and either the General Partner or Merry Land (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner or Merry Land (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or Merry Land shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner and/or Merry Land shall elect to exercise its right to purchase Partnership Units under this
Section 6.6.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption and the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right. Each of the Redeeming Partner, the Partnership, and the General Partner or Merry Land shall treat the transaction between the General Partner or Merry Land and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner or Merry Land.

                                 ARTICLE 7
                  BOOKS, RECORDS, ACCOUNTING AND REPORTS

     SECTION 7.1. RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership books and records deemed by the General Partner to be appropriate with respect to the Partnership's business.

     As soon as practicable after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership and the appropriate Schedule K-1 to the Partnership's federal income tax return and equivalent state schedules, or of the General Partner or Merry Land if such statements are prepared solely on a consolidated basis with the General Partner or Merry Land, for such Partnership Year, presented in accordance with generally accepted accounting principles, consistently applied, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                                 ARTICLE 8
                                TAX MATTERS

     SECTION 8.1. TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all tax returns for the Partnership. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interest of the Partners.

     SECTION 8.2. TAX MATTERS PARTNER.

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes.

     B. The tax matters partner is authorized, but not required, to take any action or to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceeding being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner. The General Partner shall promptly give notice to each Limited Partner upon the initiation of any tax audit and shall give each Limited Partner notice adequate for the Limited Partner to timely file with the IRS a statement restricting the authority of the tax matters partner to enter into a settlement agreement on behalf of such Limited Partner.

     SECTION 8.3.  WITHHOLDING.   The General Partner shall comply with all
withholding requirements imposed by the Code or other applicable federal, state, local or foreign law.

                                 ARTICLE 9
                         TRANSFERS AND WITHDRAWALS

     SECTION 9.1. TRANSFER

     A. The term "transfer" when used in this Article 9 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 9 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the General Partner or Merry Land pursuant to Section 6.6.

     B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 9. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 9 shall be null and void.

     SECTION 9.2. TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST. Without the Consent of the holders of two-thirds of the Partnership Interests, the General Partner may not transfer any of its General Partner Interest or withdraw as General Partner except that the General Partner may transfer all or any part of its General Partner Interest to Merry Land or any Subsidiary of Merry Land.

     SECTION 9.3. LIMITED PARTNER'S RIGHTS TO TRANSFER. A Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, except that:

          (1) The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would violate any federal or state securities laws or regulation applicable to the Partnership or the Partnership Unit.

          (2) No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
               Section 7704 of the Code.


     SECTION 9.4. SUBSTITUTED LIMITED PARTNERS.

     A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 9.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion unless otherwise provided with respect to any Limited Partner entitled to a Preferred Return. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 9 shall have the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     SECTION 9.5. INTENTIONALLY OMITTED.

     SECTION 9.6. GENERAL PROVISIONS.

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all such Limited Partner's Partnership Units in accordance with this Article 9 or pursuant to redemption of all of its Partnership Units under Section 6.6.

     B. Any Limited Partner who transfers all of its Partnership Units in a transfer permitted pursuant to this Article 9 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 6.6 shall cease to be a Limited Partner.

     C. If any Partnership Interest is transferred, assigned or redeemed on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interest during the Partnership's year in accordance with
Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner.

                                ARTICLE 10
                           ADMISSION OF PARTNERS

     SECTION 10.1. ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor to all of the General Partner Interest permitted by Section 9.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     SECTION 10.2. ADMISSION OF ADDITIONAL LIMITED PARTNERS. The General Partner may admit Additional Limited Partners upon such terms and conditions as the General Partner deems appropriate. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All Partnership distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

                                ARTICLE 11
                 DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 11.1. DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

     A.   the expiration of its term as provided in Section 1.3 hereof.

     B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after such an event of withdrawal either (i) Limited Partners owning a majority of the Percentage Interests or (ii) Limited Partners that are not Affiliates of the General Partner or Merry Land owning a majority of the Percentage Interests that are not owned by Affiliates of the General Partner or Merry Land, Consent to continue the business of the Partnership. Upon an election to continue the business, Limited Partners owning a majority of the Percentage Interests shall appoint, effective as of the date of withdrawal, a successor General Partner;

     C. an election to dissolve the Partnership made by the General Partner with the Consent of Limited Partners that are not Affiliates of the General Partner or Merry Land holding 50% or more of the Percentage Interests of the Partnership that are not owned by Affiliates of the General Partner or Merry Land; or

     D. the sale of all or substantially all of the assets and properties of the Partnership.

     SECTION 11.2. WINDING UP.

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by the Consent of the Limited Partners owning a majority of the Percentage Interests (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in Merry Land) shall be applied and distributed in the following order:

          (1)  First,  to  the   payment   and  discharge  of  all  of  the
               Partnership's debts and liabilities to creditors; and

          (2) Second, to all Redeeming Partners who have exercised a Redemption Right under Section 6.6.A (to the extent that such Redeeming Partners have not received the Cash Amount or the REIT Shares Amount with respect to the Units offered for redemption, but only if neither the General Partner nor Merry Land has elected to purchase such Units under Section 6.6.B).

          (3) The balance, if any, to the General Partner and Limited Partners (other than the Redeeming Partners with respect to the Units offered for Redemption) in accordance with their positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

     B. Notwithstanding the provisions of Section 11.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, (i) defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and/or (ii) distribute to the Partners, in lieu of cash, as tenants in common, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners may be:

          (1) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement, or

          (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, PROVIDED THAT such withheld or escrowed amounts shall be distributed to the Partners as soon as practicable.

     SECTION 11.3. COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event the Partnership is liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g),  distributions shall be made pursuant to this
Article 11 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person.

     SECTION 11.4. NOTICE OF DISSOLUTION. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 11.1, result in a dissolution of the Partnership, the General Partner shall, within thirty
(30) days thereafter, provide written notice thereof to each of the Partners.

                            ARTICLE 12
           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

     SECTION 12.1. AMENDMENTS.

     A. The General Partner's consent shall be required for any amendment to the Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; PROVIDED, HOWEVER, that the following amendments shall require the consent of each Limited Partner affected:

     (1) any amendment affecting the operation of the Conversion Factor or the Redemption Right in a manner adverse to such Limited Partners;

     (2) any amendment that would adversely affect the rights of such Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 2.2;

     (3) any amendment that would alter the Partnership's allocations of Profit and Loss to such Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to
          Section 2.2; or

     (4) any amendment that would impose on such Limited Partners any obligation to make additional Capital Contributions to the Partnership.

     B. Notwithstanding Section 12.1.A hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) amend this Section 12.1.B, or (iv) adversely alter or affect the rights of a
Limited Partner provided in an Addendum to Exhibit A. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 5.3 without the Consent specified in that section.

     C. Notwithstanding Section 12.1.A hereof, the General Partner shall not amend Sections 5.6, 9.2 or 12.2 without the Consent of 75% of the Percentage Interests of the Limited Partners excluding Limited Partners Interests held by the General Partner.

     SECTION 12.2. MEETINGS OF THE PARTNERS.

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by 75% of the Percentage Interests of the Partners (or such other percentage [or by each Partner required to consent to an amendment] as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice of such revocation from the Limited Partner executing such proxy.

     D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of Merry Land and may be held at the same time, and as part of, meetings of the shareholders of Merry Land.

                            ARTICLE 13
                        GENERAL PROVISIONS

     SECTION 13.1. ADDRESSES AND NOTICE. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in EXHIBIT A or such other address of which the Partner shall notify the General Partner in writing.

     SECTION 13.2. FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     SECTION 13.3. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     SECTION 13.4. WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     SECTION 13.5. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     SECTION 13.6. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia, without regard to the principles of conflicts of law.

     SECTION 13.7. INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     SECTION 13.8. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

     SECTION 13.9. GUARANTY BY MERRY LAND. Merry Land unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner of the General Partner's obligations under this Agreement. This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit of any creditor of the Partnership.

     SECTION 13.10. DEFINED TERMS. The definitions of the terms contained in the Glossary attached hereto shall apply for purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

MERRY LAND APARTMENT COMMUNITIES, INC.

By:  ___________________________
     As Its _____________ President

Attest:  _______________________
     As Its _____________


LIMITED PARTNERS:

ML APARTMENTS LIMITED

By:  ____________________________
     As Its _____________ President

Attest: _________________________
     As Its _____________


GUARANTOR:

MERRY LAND & INVESTMENT COMPANY, INC.

By:  ____________________________
     As Its _____________ President

Attest: _________________________
     As Its _____________

                             GLOSSARY

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"ACT"  means the Georgia Revised Uniform Limited Partnership Act, as it may
be amended from time to time, and any successor to such statute.   (PAGE 1)

"ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 2.2 hereof and who is shown as such
on the books and records of the Partnership.                      (PAGE 15)

"ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-
l(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith. (EXHIBIT C)

"ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of
the end of the relevant Partnership taxable year.                  (PAGE 4)

"ADJUSTED PROPERTY" means any property the Carrying Value of which has been
adjusted pursuant to EXHIBIT B hereof.                          (EXHIBIT C)

"AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii)
above.                                                             (PAGE 7)

"AGREED VALUE" means (i) in the case of any Contributed Property, as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and
the Regulations thereunder.                                     (EXHIBIT B)

"AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to
time.                                                              (PAGE 1)

"ARTICLES OF INCORPORATION" means the Articles of Incorporation of Merry Land & Investment Company, Inc. filed in the State of Georgia, as amended
or restated from time to time.                                    (PAGE 11)

"ASSIGNEE" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not
become a Substituted Limited Partner.                              (PAGE 3)

"BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to EXHIBIT B and the balance of such Partner's Capital Account computed as if it had been maintained strictly in
accordance with federal income tax accounting principles.       (EXHIBIT C)

"BUSINESS DAY" means any day except a Saturday or Sunday or other day on which commercial banks in Augusta, Georgia or New York, New York are
authorized or required by law to close.                           (PAGE 11)

"CAPITAL  ACCOUNT"  means  the  Capital Account maintained  for  a  Partner
pursuant to EXHIBIT B hereof.                                      (PAGE 3)

"CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Article 2.                                                         (PAGE 2)

"CARRYING VALUE" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with EXHIBIT B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisition of Partnership properties, as deemed appropriate by the General Partner.
                                                                (EXHIBIT B)

"CASH AMOUNT" means an amount  of  cash  per  Partnership Unit equal to the
Value on the Valuation Date of the REIT Shares Amount.            (PAGE 10)

"CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Georgia Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
                                                                   (PAGE 1)

"CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
                                                                   (PAGE 2)

"CONSENT" means the consent or approval of a proposed  action  by a Partner
given in accordance with Section 12.2 hereof.                      (PAGE 7)

"CONTRIBUTED PROPERTY" means each property, or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to EXHIBIT B hereof, such property shall no longer constitute a Contributed Property for purposes of EXHIBIT B hereof, but shall be deemed an Adjusted Property for such purposes. (EXHIBIT C)

"CONVERSION  FACTOR" means 1.0, PROVIDED THAT in the event that Merry  Land
(i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT Shares; or
(iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the
record date, if any, for such event.                              (PAGE 10)

"DEPRECIATION" means, for each taxable year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; PROVIDED HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the
General Partner.                                                (EXHIBIT B)

"GENERAL PARTNER" means Merry Land Apartment Communities, Inc., in its capacity as the general partner of the Partnership or its successors as
general partner of the Partnership.                                (PAGE 1)

"GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest
may be expressed as a number of Partnership Units.                 (PAGE 2)

"IRS" means the Internal Revenue Service,  which  administers  the internal
revenue laws of the United States.                                (PAGE 12)

"INDEMNITEE" means (i) any Person made a party to a proceeding by reason of
(A) his status as the a Partner, or the sole shareholder of the General Partner (I.E., Merry Land) or a director, officer or employee of any Partner, the Partnership, the General Partner or Merry Land, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in
its sole and absolute discretion.                                  (PAGE 7)

"LIMITED PARTNER" means ML Apartments Limited and any other Person named as a Limited Partner in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the
Partnership.                                                       (PAGE 1)

"LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest
may be expressed as a number of Partnership Units.                 (PAGE 2)

"LIQUIDATING EVENT" has the meaning set forth in Section 11.1.    (PAGE 15)

"LIQUIDATOR" has the meaning set forth in Section 11.2.           (PAGE 16)

"MERRY  LAND"  means  Merry  Land & Investment  Company,  Inc.,  a  Georgia
corporation.                                                       (PAGE 1)

"NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles subject to the
specific adjustments provided for in EXHIBIT B.                    (PAGE 3)

"NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific
adjustments provided for in EXHIBIT B.                             (PAGE 3)

"NONRECOURSE BUILT-IN GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of EXHIBIT C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
                                                                   (PAGE 4)

"NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(l), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of
Regulations Section 1.704-2(c).                                 (EXHIBIT C)

"NONRECOURSE  LIABILITY"  has  the meaning set forth in Regulations Section
1.752-l(a)(2).                                                     (PAGE 4)

"NOTICE OF REDEMPTION" means the  Notice of Redemption substantially in the
form of EXHIBIT E to this Agreement.                              (PAGE 10)

"PARTNER" means a General Partner or  a  Limited  Partner,  and  "PARTNERS"
means the General Partner and the Limited Partners collectively.   (PAGE 1)

"PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(b)(3).
                                                                (EXHIBIT C)

"PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section
1.704-2(b)(4).                                                  (EXHIBIT C)

"PARTNER NONRECOURSE  DEDUCTIONS"  has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section
1.704-2(i)(2).                                                  (EXHIBIT C)

"PARTNERSHIP" means the limited partnership  formed under this Agreement in
accordance with the Act, as amended and any successor thereto.     (PAGE 1)

"PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a
number of Partnership Units.                                       (PAGE 2)

"PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of
Regulations Section 1.704-2(d).                                    (PAGE 4)

"PARTNERSHIP RECORD DATE" means the record date established by the General Partner for a distribution pursuant to Section 3.1 hereof, which record date for Preferred Return Partnership Units shall be the same as the record date established by Merry Land for a distribution to holders of REIT
Shares.                                                            (PAGE 2)

"PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 2.1, 2.2 and 2.3. The number of Partnership Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.
                                                                   (PAGE 2)

"PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be
the calendar year.                                                (PAGE 12)

"PERCENTAGE INTEREST" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in EXHIBIT A attached hereto, as such Exhibit may be amended from
time to time.                                                      (PAGE 2)

"PERSON"   means  an  individual  or  a  corporation,  partnership,  trust,
unincorporated organization, association or other entity.          (PAGE 2)

"PREFERRED RETURN" means, with respect to any Partnership Unit outstanding on a Partnership Record Date and entitled to a Preferred Return, a cumulative amount on each Partnership Record Date equal to the product of
(i) the cash dividend per REIT Share declared by Merry Land for holders of REIT Shares on that Partnership Record Date, multiplied by (ii) the
Conversion Factor  in  effect  on  that  Partnership  Record  Date,  unless otherwise designated by the General Partner upon the admission of such additional Limited Partner. The Limited Partners entitled to a Preferred Return shall share, pari passu, in distributions and income allocations in accordance with their respective Percentage Interests, unless otherwise designated by the General Partner upon admission of an additional Limited Partner. The Preferred Return need not be the same amount with respect to each Partnership Unit and, being determined with regard to the Partnership's income, shall not constitute a "guaranteed payment" under
Code Section 707(c).                                               (PAGE 3)

"RECAPTURE INCOME" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is recognized under Code Sections 1245 or 1250 because it represents the recapture of deductions previously taken with respect to such property or
asset.                                                             (PAGE 4)

"REDEEMING  PARTNER" has the meaning set forth in Section 6.6 hereof.
                                                                  (PAGE 10)

"REDEMPTION RIGHT"  shall have the meaning set forth in Section 6.6 hereof.
                                                                  (PAGE 10)

"REGULATIONS" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding
provisions of succeeding regulations).                             (PAGE 4)

"REIT" means a real estate  investment trust under Section 856 of the Code.
                                                                   (PAGE 1)

"REIT SHARE" shall mean a share of common stock of Merry Land.     (PAGE 3)

"REIT SHARES AMOUNT" shall mean a number of REIT Shares equal to the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, PROVIDED THAT in the event Merry Land issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholder to subscribe for or purchase REIT Shares, or any other securities or property (collectively the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive. PROVIDED, FURTHER, that the REIT Shares Amount shall be increased to the extent the distributions with respect to a Partnership Unit are less than the Preferred Return for such Partnership Unit by
dividing such shortfall by the Value of a REIT Share.             (PAGE 11)

"RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of EXHIBIT C to
eliminate Book-Tax Disparities.                                 (EXHIBIT C)

"704(C) VALUE" of any Contributed Property means the value of such property as set forth in EXHIBIT D, or if no value is set forth in EXHIBIT D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; PROVIDED, HOWEVER, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to
Section 708 of the Code shall be determined in accordance with EXHIBIT B hereof. Subject to EXHIBIT B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.
                                                                (EXHIBIT C)

"SPECIFIED REDEMPTION DATE" means the tenth (10TH) Business Day after receipt by the General Partner of a Notice of Redemption; PROVIDED THAT no Redemption Right shall be exercisable before one (1) year from the date of this Agreement except as may be permitted in Section 6.6.A upon the
occurrence of a Liquidating Event.                                (PAGE 10)

"SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is
owned, directly or indirectly, by such Person.                    (PAGE 13)

"SUBSTITUTED LIMITED  PARTNER"  means a Person who is admitted as a Limited
Partner to the Partnership pursuant to Section 9.4.               (PAGE 13)

"TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
                                                                   (PAGE 3)

"UNREALIZED GAIN" attributable to any item of Partnership property means as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under EXHIBIT B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT B hereof) as of such date.
                                                                (EXHIBIT B)

"UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to EXHIBIT B hereof) as of such date, over (ii) the fair market value of such property (as determined under EXHIBIT B hereof) as of such date.
                                                                (EXHIBIT B)

"VALUATION DATE" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first
Business Day thereafter.                                          (PAGE 24)

"VALUE" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; PROVIDED THAT if there are no bid and asked prices reported during the ten
(10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it
considers, in its reasonable judgment, appropriate.             (EXHIBIT B)